CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Royal Union Holdings Corp. (formerly known as Zion Nevada Corporation) (the “Company”) on Form 10-Q for the period ending June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Heidi Williams, Chief Executive Officer and Tammy Hardcastle, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:   /s/ Heidi William
       Heidi Williams
       Chief Executive Officer

By:   /s/ Tammy Hardcastle
       Tammy Hardcastle
       Chief Financial Officer

Dated:  August 18, 2009